UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2018

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2018, the Board of Directors (the “Board”) of Beasley Broadcast Group, Inc. (the “Company”) amended the Bylaws of the Company as discussed in Item 5.03 below, increased the size of the Board from nine to ten directors and appointed Michael J. Fiorile to fill the vacancy created by such increase, effective immediately. The Board also appointed Mr. Fiorile to serve on the Audit Committee of the Board.

Mr. Fiorile has served as Chairman and CEO of The Dispatch Printing Company, a privately owned, regional broadcast media and real estate company, since July 2016. Prior to taking his current position with The Dispatch Printing Company, Mr. Fiorile served as the company’s Vice Chairman and CEO from September 2015 until July 2016; as its President and CEO from January 2013 until September 2015; as its President and COO from January 2008 until January 2013; and as its President from January 2005 until January 2008. He also serves as Chairman and CEO of the company’s subsidiary, Dispatch Broadcast Group, which includes television and radio stations. He has held several executive positions within Dispatch Broadcast Group since 1994. Mr. Fiorile has been a director of State Auto Financial Corporation since 2003 where he is a member of the Risk Committee and Chair of the Nominating and Governance Committee.

Mr. Fiorile will receive compensation for his service on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors. A description of the Company’s non-employee director compensation can be found under the caption “2016 Director Compensation” in the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement filed with the Securities and Exchange Commission on April 24, 2017.

There are no arrangements or understandings pursuant to which Mr. Fiorile was selected as a director, and there are no related party transactions between the Company and Mr. Fiorile reportable under Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2018, the Board approved and adopted an amendment to the Company’s Third Amended and Restated Bylaws (the “Existing Bylaws”) that revises Article III, Section 1 of the Existing Bylaws to provide that the number of directors which shall constitute the whole Board shall be not less than one and not more than eleven.

The foregoing description is qualified in its entirety by reference to the Company’s Fourth Amended and Restated Bylaws, attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.2	Fourth Amended and Restated Bylaws of Beasley Broadcast Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: January 25, 2018	By:	/s/ Marie Tedesco
Marie Tedesco Chief Financial Officer